UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2018

GI DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55195	84-1621425
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 51915

Boston, MA 02205

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (781) 357-3300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07 Submission of Matters to a Vote of Security Holders

GI Dynamics, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111 on May 24, 2018 ET. Of the Company’s 12,333,101 shares of common stock issued and outstanding and eligible to vote as of the record date of March 31, 2018, a quorum of 9,467,359 shares, or 76.8% of the eligible shares, was present in person or represented by proxy. Each of the matters set forth below is described in detail in the definitive proxy statement filed with the Securities and Exchange Commission on May 11, 2018 (the “Proxy Statement”). The following actions were taken at the Annual Meeting:

Proposal 1—To elect the one Class I director nominee named in the Proxy Statement to serve a three-year term expiring in 2021.

Name of Director Elected	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Juliet Thompson	9,461,399	2,060	3,960	—

Proposal 2—For the purposes of ASX Listing Rule 10.14 and for all other purposes, to approve the grant of 30,000 stock options to purchase 30,000 shares of common stock to Juliet Thompson on the terms set out in the Proxy Statement. This proposal was approved.

For	Against	Abstained	Broker Non-Vote
9,413,339	54,020	60	—

Proposal 3—For the purposes of ASX Listing Rule 7.1A and for all other purposes, to approve the issue of equity securities up to 10% of the issued capital of the Company (calculated in accordance with the formula prescribed in ASX Listing Rule 7.1A) on the terms and conditions set out in the Proxy Statement. This proposal was approved.

For	Against	Abstained	Broker Non-Vote
9,464,768	2,591	60	—

Proposal 4—For the purposes of ASX Listing Rule 10.11 and for all other purposes, to approve, conditional on the approval of Proposal 5, the issue of a convertible note with a face value of US$1.75 million to Crystal Amber Fund Limited, an existing stockholder, on the terms and conditions set out in the Proxy Statement. This proposal was approved.

For	Against	Abstained	Broker Non-Vote
3,606,139*	6,091	60	—

Proposal 5—For the purposes of ASX Listing Rule 10.11 and for all other purposes, to approve, conditional on the approval of Proposal 4, the issue of a warrant to Crystal Amber Fund Limited, an existing stockholder, which will entitle Crystal Amber Fund Limited to subscribe for 97,222,200 CHESS Depositary Interests of the Company (“CDIs”) (representing 1,944,444 shares of common stock of the Company) on the terms and conditions set out in the Proxy Statement. This proposal was approved.

For	Against	Abstained	Broker Non-Vote
3,604,539**	7,691	60	—

Proposal 6— For the purposes of ASX Listing Rule 10.11 and for all other purposes, to approve Crystal Amber Fund Limited having the right to convert, should it elect to do so, all amounts outstanding at the relevant time under the US$5,000,000 secured convertible note that was issued to it pursuant to a Note Purchase Agreement dated June 15, 2017 into CDIs of the Company, on the terms and conditions set out in the Proxy Statement. This proposal was approved.

For	Against	Abstained	Broker Non-Vote
3,604,539***	4,191	3,560	—

*	Of the 9,461,268 votes to approve Proposal 4, 5,855,129 votes were disregarded because the voting shareholder is Crystal Amber Fund Limited, the existing shareholder and counterparty to the convertible note that is the subject of Proposal 4.
**	Of the 9,459,668 votes to approve Proposal 5, 5,855,129 votes were disregarded because the voting shareholder is Crystal Amber Fund Limited, the existing shareholder and counterparty to the warrant that is the subject of Proposal 5.
***	Of the 9,459,668 votes to approve Proposal 6, 5,855,129 votes were disregarded because the voting shareholder is Crystal Amber Fund Limited, the existing shareholder whose right to convert the convertible note is the subject of Proposal 6.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GI DYNAMICS, INC.

Dated: May 31, 2018	/s/ Dave Bruce
Dave Bruce Director of Finance and Secretary